UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — June 29, 2011 (June 28, 2011)

MDC PARTNERS INC.
(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, New York, NY 10151
 (Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 28, 2011, MDC Partners Inc. (the “Company”) entered into an employment agreement with David Dabill.  Pursuant to the agreement, Mr. Dabill will serve as the Company’s Chief Administrative Officer, a newly-established position, for an initial term commencing on June 28, 2011 and continuing for an indefinite period thereafter until terminated pursuant to the terms thereof.  During the term, Mr. Dabill will receive an annual base salary of $500,000 and he will be eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, to be determined in accordance with such criteria as are approved by the Company’s Human Resources & Compensation Committee.  In addition, Mr. Dabill was granted 20,000 restricted shares of the Company’s Class A subordinated voting stock.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Mr. Dabill’s Employment Agreement will be filed as an exhibit to the Company’s Form 10-Q for the period ended June 30, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: June 29, 2011	MDC Partners Inc.

	By:	/s/ David C. Ross David C. Ross Associate General Counsel & Assistant Secretary